Exhibit 99.2

Natura &Co to Close Acquisition of Avon, Creating the World’s Fourth-Largest Pure-Play Beauty Group

Senior leadership team to be appointed to drive new chapter of growth

NEWS PROVIDED BY Natura &Co — Jan 03, 2020, 07:14 ET

SÃO PAULO, Jan. 3, 2020 /PRNewswire/ --  Natura  &Co  (NTCO3  –  B3)  announces that it expects to close today  the  acquisition  of  Avon  Products,  Inc.  and  appoint the new senior leadership team to drive the company’s next phase of growth.

The landmark transaction creates the world’s fourth-largest pure-play beauty company. This marks a major new step in building a purpose-driven group committed to a different way of doing business. Natura &Co, which trades on the B3 stock exchange in Sao Paulo, also expects to begin trading through ADRs on the NYSE (NTCO) on January 6.

The combination of Avon, Natura, The Body Shop and Aesop significantly  amplifies the reach of a multi-channel, multi-brand group that will be an unparalleled leader in the Direct-to-Consumer space, bringing beauty to over 200 million consumers across the world anytime, anywhere, every day through multiple channels, touchpoints and iconic brands.

Natura &Co will hold leading positions in relationship selling, on and offline, through both Avon and Natura, with over 6.3 million Consultants and Representatives. The group will also have a strong position in retail with more than 3,000 stores and an expanded digital presence across all the companies. Natura &Co will have combined annual gross revenues of over US$10 billion, more than 40,000 associates, a broad and complementary product portfolio across key categories and a global footprint in over 100 countries.

As a purpose-driven company, Natura &Co will have a stronger voice to advocate for causes including female empowerment, fighting the climate crisis, cruelty-free cosmetics and developing strong ties with local communities, all of which are part of its belief in a better way of doing business through positive social, economic and environmental impact.

Luiz Seabra, co-founder of Natura, declared: “Natura has just finished celebrating its 50th anniversary, and there could be no better way to open this next chapter in our history than to welcome Avon into our family. We are united by a shared vision and a passion for beauty and relationships, and together, we will be an even stronger force for good, striving to build a fairer and more beautiful world.”

Appointment of organizational structure and management team, subject to applicable corporate approvals:

Roberto Marques, who became Executive Chairman of the Board of Directors of Natura &Co in 2017, will also serve as Group Chief Executive Officer. Mr. Marques joined Natura Board of Directors about four years ago. During this period, he championed the global, multi-channel, multi-brand approach, leading the acquisition of The Body Shop in 2017 and now the combination with Avon. He has extensive global experience and a strong transformation track record in the consumer goods industry, having held, prior to Natura &Co, various senior leadership roles at Johnson & Johnson and Mondelez International for over 30 years.

Mr. Marques will continue to head a diverse and experienced Group Operating Committee (GOC), which includes the CEOs of each of the four businesses and brands as well as key functional positions. The four business units have been organized based on the Group’s strategic priorities at this stage:

●
Natura &Co Latin America, encompassing responsibility for the P&Ls of Natura, Avon, The Body Shop in the region and Aesop in Brazil. This role will also have responsibility for the innovation and stewardship globally of the Natura brand

●
Avon (excluding Latin America), responsible for the P&L of all the market clusters in Europe, Africa, Middle East and Asia. This role will also be responsible for the Avon brand innovation and stewardship globally. Additionally, in the future, it will have responsibility for the Natura brand’s international expansion outside of Latin America

●	The Body Shop

●	Aesop

Joao Paulo Ferreira is assuming the role of CEO Latin America of Natura &Co. The new organization in Latin America will allow the group’s four brands to maximize their potential, capture significant synergies and accelerate growth across their footprint and multi-channel presence. Mr. Ferreira successfully led Natura’s revitalization of its direct selling model since becoming CEO in October 2016, energizing the new commercial model and digitalization. He had previously been Vice-President Operations and Logistics and Vice-President  Commercial  at Natura after a long career at Unilever.

Angela Cretu is appointed CEO of Avon, responsible for the business outside of Latin America and for the oversight of the Avon brand globally. A native of Romania, Ms. Cretu has over 20 years of experience at Avon in various senior executive roles, most recently as Group Vice President and General Manager, Central Europe, responsible for 18 countries. Before that she successfully led the Eastern Europe and Africa/Middle East clusters and Global roles. She has a passion for Avon, its employees, Representatives and customers. On top of her recognized management skills, international perspective and  industry experience, she has been deeply involved in Avon’s drive for women’s economic empowerment, all of which will be major assets to take Avon and Natura forward.

David Boynton will remain CEO of The Body Shop, continuing driving the transformation and brand revitalization which is underway and already yielding positive results. He was formerly CEO of Charles Tyrwhitt and CEO for Western Markets for L’Occitane.

Michael O’Keeffe, CEO of Aesop since 2003, also remains in his current position, driving the high growth of this unique and prestigious brand and, with the support of the rest of the group, transforming it into a true triple bottom line business.

Roberto Marques, Executive Chairman of the Board of Directors and Group CEO  of Natura &Co, commented: “Alongside the experienced, diverse and international senior management team we are announcing today, I am proud and privileged to lead Natura &Co’s next steps in its journey. Our aspiration is to build not just the best beauty company in the world, but the best beauty company FOR the world. With the addition of Avon, we have created a family of companies with unrivalled direct-to-consumer reach and a formidable platform for growth. I am looking forward to working together to drive further our triple bottom line approach and write the next chapter in our journey.”

About Natura &Co

Natura &Co is a global, purpose-driven, multi-channel and multi-brand cosmetics group which includes Avon, Natura, The Body Shop and Aesop. Natura &Co posted net revenues of R$ 13.4 billion in 2018. The four companies that form the group are committed to generating positive economic, social and environmental impact. For 130 years Avon has stood for women: providing innovative, quality beauty products which are primarily sold to women, through women. Founded in 1969, Natura is a Brazilian multinational in the cosmetics and personal care segment, leader in direct sales. Founded in 1976 in Brighton, England, by Anita Roddick, The Body Shop is a global beauty brand that seeks to make a positive difference in the world. The Australian beauty brand Aesop was established in 1987 with a quest to create a range of superlative products for skin, hair and the body.

CAUTION ABOUT FORWARD-LOOKING STATEMENTS

Statements in this communication (or in the documents it incorporates by reference) that are not historical facts or information may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Among other things, these forward looking statements may include statements regarding the proposed transaction involving Natura and Avon;  beliefs relating to value creation as a result of a proposed transaction involving Natura and Avon; the expected timetable for completing the transaction; benefits and synergies of the transaction; future opportunities for the combined company; and any other statements regarding Avon’s and Natura’s future beliefs, expectations, plans, intentions, financial condition or performance. In some cases, words such as “estimate,” “project,” “forecast,” “plan,” “believe,” “may,” “expect,” “anticipate,” “intend,” “planned,” “potential,” “can,” “expectation,” “could,” “will,” “would” and similar expressions, or the negative of those expressions, may identify forward-looking statements. These forward-looking statements are based on Natura’s and Avon’s expectations and beliefs concerning future events and  involve risks and uncertainties that may cause actual results to differ materially from current expectations. These factors are difficult to predict accurately and may be beyond Natura’s and Avon’s control. Forward-looking statements in this communication or elsewhere speak only as of the date made. New uncertainties and risks arise from time to time, and it is impossible for Natura or Avon to predict these events or how they may affect Natura or Avon. Therefore, you should not rely on any of these forward-looking statements as predictors of future events. Except as required by law, neither Natura nor Avon has any duty to, and does not intend to, update or revise the forward-looking statements in this communication or elsewhere after the date this communication is issued. In light of these risks and uncertainties, investors should keep in mind that results, events or developments discussed in any forward-looking statement made in this communication may not occur. Uncertainties and risk factors that could affect Natura’s and/or Avon’s future performance and cause results to differ from the forward-looking statements in this communication include, but are not limited   to, (a) the parties’ ability to consummate the transaction or satisfy the conditions to the completion of the transaction, including the receipt of shareholder approvals and the receipt of regulatory approvals required for the transaction on the terms expected or on the anticipated schedule; (b) the parties’ ability to meet expectations regarding the timing, completion and accounting and tax treatments of the transaction; (c) the possibility that any of the anticipated benefits of the proposed transaction will not be realized or will not be realized within the expected time period; (d) the risk that integration of Avon’s operations with those of Natura will be materially delayed or will be more costly or difficult than expected; (e) the failure of the proposed transaction to close for any other reason; (f) the effect of the announcement of the transaction on customer and consultant relationships and operating results (including, without limitation, difficulties in maintaining relationships with employees or customers); (g) dilution caused by Natura’s issuance of additional shares of its common stock in connection with the transaction; (h) the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; (i) the diversion of management time on transaction-related issues; (j) the possibility that the intended accounting and tax treatments of the proposed transactions are not achieved; (k) those risks described in Section 4 of Natura’s Reference Form for 2018, version 15, which was filed with the Brazilian Securities Commission on April 24, 2019; and (l) those risks described in Item 1A of Avon’s most recently filed Annual Report on Form 10-K and subsequent reports on Forms 10-Q and 8-K.

SOURCE Natura &Co

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